Exhibit 99.1

Wolfspeed Reports Financial Results for the Second Quarter of Fiscal Year 2023

Year-over-year Quarterly Revenue Growth of 25 Percent; Design-Ins Totaling $1.5 Billion

DURHAM, N.C. January 25, 2023 -- Wolfspeed, Inc. (NYSE: WOLF) today announced its results for the second quarter of fiscal 2023.
Quarterly Financial Highlights (all comparisons are to the second quarter of fiscal 2022, unless otherwise noted)
•Revenue of $216.1 million, compared to $173.1 million
•GAAP gross margin of 31.0%, compared to 32.9%
•Non-GAAP gross margin of 33.6%, compared to 35.4%
•GAAP net loss of $90.9 million, or $0.73 per diluted share, compared to $96.7 million, or $0.82 per diluted share
•Non-GAAP net loss of $14.2 million, or $0.11 per diluted share, compared to $18.6 million, or $0.16 per diluted share
•Quarterly design-ins of $1.5 billion

"We are pleased to report another quarter of more than $1 billion of design-ins, highlighting the continued demand for our Silicon Carbide technology," said Wolfspeed Chief Executive Officer, Gregg Lowe. "Though there has been some demand pressure on 5G that has impacted our RF product line, our power devices continue to penetrate more of the market, with strong customer demand and new partnerships with large multinational auto manufacturers, such as Jaguar Land Rover and Mercedes, and automotive Tier-1s, such as BorgWarner and ZF."

Lowe continued, "We are capitalizing on the immense opportunity in next-generation power devices by expanding our capacity footprint. During the quarter we made great strides in both financing and facility development. We closed on a convertible note offering of $1.75 billion, which will directly support our expansion efforts, while continuing to make progress on the construction of the new materials factory in Siler City, North Carolina and the ramp of our Mohawk Valley device fab. Related to Mohawk Valley, a first-of-its-kind fab, we anticipate recognizing revenue from the facility in the second half of fiscal 2023 and we are in the final stages of scaling production. We remain on a trajectory to meet this target, but that will largely depend on both our ability to complete qualifications and ramp up the supply of 200mm wafers, which we believe we will achieve. We are confident that the investments we are making today in Silicon Carbide capacity will generate solid returns for customers and investors over the long run."

Business Outlook:

For its third quarter of fiscal 2023, Wolfspeed targets revenue in a range of $210 million to $230 million. GAAP net loss is targeted at $81 million to $88 million, or $0.65 to $0.71 per diluted share. Non-GAAP net loss is targeted to be in a range of $15 million to $20 million, or $0.12 to $0.16 per diluted share. Targeted non-GAAP net loss excludes $66 million to $68 million of estimated expenses, net of tax, related to stock-based compensation expense, amortization or impairment of acquisition-related intangibles, factory start-up and underutilization costs, amortization of debt issuance costs, net of capitalized interest, project, transformation and transaction costs and loss on Wafer Supply Agreement.

Quarterly Conference Call:

Wolfspeed will host a conference call at 5:00 p.m. Eastern time today to review the highlights of its second quarter results and the fiscal third quarter 2023 business outlook, including significant factors and assumptions underlying the targets noted above.

The conference call will be available to the public through a live audio web broadcast via the Internet. For webcast details, visit Wolfspeed's website at investor.wolfspeed.com/events.cfm.

Supplemental financial information, including the non-GAAP reconciliation attached to this press release, is available on Wolfspeed's website at investor.wolfspeed.com/results.cfm.

About Wolfspeed, Inc.

Wolfspeed (NYSE: WOLF) leads the market in the worldwide adoption of Silicon Carbide and gallium nitride (GaN) technologies. We provide industry-leading solutions for efficient energy consumption and a sustainable future. Wolfspeed’s product families include Silicon Carbide and GaN materials, power devices and RF devices targeted for various applications such as electric vehicles, fast charging, 5G, renewable energy and storage, and aerospace and defense. We unleash the power of possibilities through hard work, collaboration and a passion for innovation. Learn more at www.wolfspeed.com.

Non-GAAP Financial Measures:

This press release highlights the Company's financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain costs, charges and expenses that are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the Company's performance, core results and underlying trends. Wolfspeed's management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

Forward Looking Statements:

The schedules attached to this release are an integral part of the release. This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause Wolfspeed’s actual results to differ materially from those indicated in the forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about our plans to grow the business and our ability to achieve our targets for the third quarter of fiscal 2023 and periods beyond. Actual results could differ materially due to a number of factors, including but not limited to, ongoing uncertainty in global economic and geopolitical conditions, including the ongoing military conflict between Russia and Ukraine, infrastructure development or customer or industrial demand that could negatively affect product demand, including as a result of an economic slowdown or recession, collectability of receivables and other related matters as consumers and businesses may defer purchases or payments, or default on payments; risks related to international sales and purchases; risks associated with our expansion plans, including design and construction delays and cost overruns, timing and amount of government incentives actually received, issues in installing and qualifying new equipment and ramping production, poor production process yields and quality control, and potential increases to our restructuring costs; the risk that we may experience production difficulties that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs, lower yields and lower margins; our ability to lower costs; the risk that our results will suffer if we are unable to balance fluctuations in customer demand and capacity, including bringing on additional capacity on a timely basis to meet customer demand; the risk that longer manufacturing lead times may cause customers to fulfill their orders with a competitor's products instead; product mix; risks associated with the ramp-up of production of our new products, and our entry into new business channels different from those in which we have historically operated; our ability to convert customer design-ins to sales of significant volume, and, if customer design-in activity does result in such sales, when such sales will ultimately occur and what the amount of such sales will be; the risk that the economic and political uncertainty caused by the tariffs imposed by the United States on Chinese goods, and corresponding Chinese tariffs and currency devaluation in response, may negatively impact demand for our products; the risk that we or our channel partners are not able to develop and expand customer bases and accurately anticipate demand from end customers, which can result in increased inventory and reduced orders as we experience wide fluctuations in supply and demand; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; the risk that our investments may experience periods of significant market value and interest rate volatility causing us to recognize fair value losses on our investment; the risk posed by managing an increasingly complex supply chain that has the ability to supply a sufficient quantity of raw materials, subsystems and finished products with the required specifications and quality; risks relating to the ongoing COVID-19 pandemic, including the risk of new and different government restrictions and regulations that limit our ability to do business, the risk of infection in our workforce and subsequent impact on our ability to conduct business, the risk that our supply chain, including our contract manufacturers, or customer demand may be negatively impacted, the risk posed by vaccine resistance and the emergence of fast-spreading variants, the risk that the COVID-19 pandemic will contribute to a global recession and the potential for costs associated with our operations during the fiscal 2023 third quarter and future quarters to be greater than we anticipate as a result of all of these factors; the risk we may be required to record a significant charge to earnings if our remaining goodwill or amortizable assets become impaired; risks relating to confidential information theft or misuse, including through cyber-attacks or cyber intrusion; our ability to complete development and commercialization of products under development; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with ongoing litigation; the risk that customers do not maintain their favorable perception of our brand and products, resulting in lower demand for our products; the risk that our products fail to perform or fail to meet customer requirements or expectations, resulting in significant additional costs; risks associated with strategic transactions; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 26, 2022, and subsequent reports filed with the SEC. These forward-looking statements represent Wolfspeed's judgment as of the date of this release. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Wolfspeed disclaims any intent or obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Wolfspeed® is a registered trademark of Wolfspeed, Inc.

WOLFSPEED, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three months ended		Six months ended
(in millions of U.S. Dollars, except per share data)	December 25, 2022	December 26, 2021	December 25, 2022	December 26, 2021
Revenue, net	$216.1	$173.1	$457.4	$329.7
Cost of revenue, net	149.2	116.1	310.6	223.3
Gross profit	66.9	57.0	146.8	106.4
Gross margin percentage	31%	33%	32%	32%

Operating expenses:
Research and development	57.0	50.2	112.2	100.1
Sales, general and administrative	55.7	48.0	110.7	97.0
Amortization or impairment of acquisition-related intangibles	2.8	3.6	5.7	7.2
Loss on disposal or impairment of other assets	0.1	0.5	0.2	0.3
Other operating expense	42.6	15.6	85.0	28.4
Total operating expense	158.2	117.9	313.8	233.0
Operating loss	(91.3)	(60.9)	(167.0)	(126.6)
Operating loss percentage	(42)%	(35)%	(37)%	(38)%

Non-operating (income) expense, net	(0.8)	27.8	(50.5)	31.9
Loss before income taxes	(90.5)	(88.7)	(116.5)	(158.5)
Income tax expense	0.4	8.0	0.6	8.3
Net loss	(90.9)	(96.7)	(117.1)	(166.8)

Basic and diluted loss per share	($0.73)	($0.82)	($0.94)	($1.42)

Weighted average shares - basic and diluted (in thousands)	124,344	117,218	124,190	117,068

WOLFSPEED, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

(in millions of U.S. Dollars)	December 25, 2022	June 26, 2022
Assets
Current assets:
Cash, cash equivalents, and short-term investments	$2,484.4	$1,198.8
Accounts receivable, net	169.3	150.2
Inventories	266.6	227.0
Income taxes receivable	1.0	1.3
Prepaid expenses	28.0	32.1
Other current assets	133.4	151.4
Current assets held for sale	1.6	1.6
Total current assets	3,084.3	1,762.4
Property and equipment, net	1,649.6	1,481.1
Goodwill	359.2	359.2
Intangible assets, net	120.0	125.4
Long-term receivables	2.9	104.7
Deferred tax assets	1.0	1.0
Other assets	125.9	83.7
Total assets	$5,342.9	$3,917.5

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$389.1	$307.7
Accrued contract liabilities	34.8	37.0
Income taxes payable	9.4	11.6
Finance lease liabilities	0.5	0.5
Other current liabilities	26.2	31.7
Total current liabilities	460.0	388.5

Long-term liabilities:
Convertible notes, net	3,021.0	1,021.6
Deferred tax liabilities	3.5	3.2
Finance lease liabilities - long-term	9.4	9.6
Other long-term liabilities	68.8	55.3
Total long-term liabilities	3,102.7	1,089.7

Shareholders’ equity:
Common stock	0.2	0.2
Additional paid-in-capital	3,660.0	4,228.4
Accumulated other comprehensive loss	(28.6)	(25.3)
Accumulated deficit	(1,851.4)	(1,764.0)
Total shareholders’ equity	1,780.2	2,439.3
Total liabilities and shareholders’ equity	$5,342.9	$3,917.5

WOLFSPEED, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six months ended
(in millions of U.S. Dollars)	December 25, 2022	December 26, 2021
Operating activities:
Net loss	($117.1)	($166.8)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	77.1	67.5
Amortization of debt issuance costs and discount, net of non-cash capitalized interest	2.9	9.0
Loss on extinguishment of debt	—	24.8
Stock-based compensation	43.2	30.0
Loss on disposal or impairment of long-lived assets, including loss on disposal portion of factory optimization and start-up costs	2.0	1.6
Amortization of premium/discount on investments	2.2	3.2
Realized gain on sale of investments	—	(0.3)
Deferred income taxes	0.3	0.4
Changes in operating assets and liabilities:
Accounts receivable, net	(19.1)	(14.1)
Inventories	(38.2)	(41.0)
Prepaid expenses and other assets	(1.8)	(5.7)
Accounts payable, trade	4.2	2.8
Accrued salaries and wages and other liabilities	(33.2)	(13.3)
Accrued contract liabilities	(2.2)	6.9
Cash used in operating activities	(79.7)	(95.0)
Investing activities:
Purchases of property and equipment	(237.8)	(401.6)
Purchases of patent and licensing rights	(2.9)	(2.6)
Proceeds from sale of property and equipment, including insurance proceeds	1.7	2.7
Purchases of short-term investments	(814.1)	(29.8)
Proceeds from maturities of short-term investments	115.5	107.8
Proceeds from sale of short-term investments	43.1	189.2
Reimbursement of property and equipment purchases from long-term incentive agreement	70.7	50.8
Proceeds from sale of business resulting from the receipt of transaction related note receivable	101.8	—
Cash used in investing activities	(722.0)	(83.5)
Financing activities:
Proceeds from long-term debt borrowings	—	20.0
Payments on long-term debt borrowings, including finance lease obligations	(0.3)	(20.2)
Proceeds from issuance of common stock	11.2	11.5
Tax withholding on vested equity awards	(17.3)	(25.3)
Proceeds from convertible notes	1,750.0	—
Payments of debt issuance costs	(31.4)	—
Cash paid for capped call transactions	(273.9)	—
Commitment fees on long-term incentive agreement	(1.0)	(1.0)
Cash provided by (used in) financing activities	1,437.3	(15.0)
Effects of foreign exchange changes on cash and cash equivalents	—	(0.1)
Net change in cash and cash equivalents	635.6	(193.6)
Cash and cash equivalents, beginning of period	449.5	379.0
Cash and cash equivalents, end of period	$1,085.1	$185.4

Wolfspeed, Inc.
Non-GAAP Measures of Financial Performance

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, Wolfspeed uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross margin, non-GAAP operating (loss) income, non-GAAP non-operating income (expense), net, non-GAAP net (loss) income, non-GAAP diluted (loss) earnings per share and free cash flow.
Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release.
Non-GAAP measures presented in this press release are not in accordance with or an alternative to measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Wolfspeed's results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Wolfspeed's results of operations in conjunction with the corresponding GAAP measures.
Wolfspeed believes that these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors' and management's overall understanding of the Company's current financial performance and the Company's prospects for the future, including cash flows available to pursue opportunities to enhance shareholder value. In addition, because Wolfspeed has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.
For its internal budgeting process, and as discussed further below, Wolfspeed's management uses financial statements that do not include the items listed below and the income tax effects associated with the foregoing. Wolfspeed's management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company's financial results.
Wolfspeed excludes the following items from one or more of its non-GAAP measures when applicable:
Stock-based compensation expense. This expense consists of expenses for stock options, restricted stock, performance stock awards and employee stock purchases through its Employee Stock Purchase Program. Wolfspeed excludes stock-based compensation expenses from its non-GAAP measures because they are non-cash expenses that Wolfspeed does not believe are reflective of ongoing operating results.
Amortization or impairment of acquisition-related intangibles. Wolfspeed incurs amortization or impairment of acquisition-related intangibles in connection with acquisitions. Wolfspeed excludes these items because they arise from Wolfspeed's prior acquisitions and have no direct correlation to the ongoing operating results of Wolfspeed's business.
Factory start-up and underutilization costs. The Company has incurred and will incur start-up costs relating to the Company's new device fabrication facility in Marcy, New York. Additionally, as part of the factory optimization plan, the Company incurred start-up costs relating to the Company's materials factory expansion in Durham, North Carolina. Wolfspeed does not believe these costs are reflective of ongoing operating results.
In the second half of fiscal 2023, Wolfspeed expects to start incurring factory underutilization costs associated with the ramping of production at the Marcy, New York facility. These costs represent significant fixed and indirect operating costs of the facility incurred after production begins but before the facility is able to produce at its full utilization. Wolfspeed does not believe these costs are reflective of ongoing operating results.
In fiscal 2023, the Company targets approximately $125 million of start-up and underutilization costs primarily related to ramping of production at the Marcy, New York facility.
Project, transformation and transaction costs. The Company has incurred professional services fees and other costs associated with completed and potential acquisitions and divestitures, as well as internal transformation programs focused on optimizing the Company's administrative processes. Wolfspeed excludes these items because Wolfspeed believes they are not reflective of the ongoing operating results of Wolfspeed's business.

Restructuring costs. The Company has incurred restructuring costs in connection with various operating plans, including a multi-year factory optimization plan anchored by a state-of-the-art, automated 200mm Silicon Carbide device fabrication facility in Marcy, New York to complement a factory expansion at its U.S. campus headquarters in Durham, North Carolina. Because these charges relate to assets which had been retired prior to the end of their estimated useful lives, Wolfspeed does not believe these costs are reflective of ongoing operating results. Similarly, Wolfspeed does not consider the realized net losses on sale of assets relating to the restructuring to be reflective of ongoing operating results.
Non-restructuring related executive severance. The Company has incurred costs in conjunction with the termination of key executive personnel. Wolfspeed excludes these items because Wolfspeed believes they have no direct correlation to the ongoing operating results of Wolfspeed's business.
Gain on arbitration proceedings. In the first quarter of fiscal 2023, Wolfspeed received an arbitration award in relation to a former customer failing to fulfill contractual obligations to purchase a certain amount of product over a period of time. A final payment was received in the second quarter of fiscal 2023. Wolfspeed excludes this item because Wolfspeed believes it is not reflective of the ongoing operating results of Wolfspeed's business.
Loss on debt extinguishment related to the conversion of 2023 Notes. In the second quarter of fiscal 2022, all outstanding 0.875% convertible senior notes due 2023 (2023 Notes) and issued in August 2018 were surrendered for conversion, resulting in the settlement of the 2023 Notes in approximately 7.1 million shares of the Company's common stock. This conversion resulted in a loss on extinguishment of convertible notes. Wolfspeed excludes this item because Wolfspeed believes it is not reflective of the ongoing operating results of Wolfspeed's business.
Amortization of discount and debt issuance costs, net of capitalized interest. The issuance of the Company's convertible senior notes in April 2020, February 2022 and November 2022 results in amortization of the convertible notes' issue costs and, in the prior period before our adoption of ASU 2020-06, interest accretion of the convertible notes' discount. Wolfspeed considers these items as either limited in term or having no impact on the Company's cash flows, and therefore has excluded such items to facilitate a review of current operating performance and comparisons to the Company's past operating performance.
Interest income on transaction-related note receivables. In connection with the completed sale of the LED Products business unit to SMART Global Holdings, Inc. (SGH) and its wholly owned acquisition subsidiary CreeLED, Inc. (CreeLED and collectively with SGH, SMART), the Company received two unsecured promissory notes issued to the Company in the amounts of $125 million by SGH (the Purchase Price Note) and $101.8 million by CreeLED (the Earnout Note, and collectively, the LED Notes). The Company received an early payment on the Purchase Price Note in the third quarter of fiscal 2022 and an early payment on the Earnout Note in the first quarter of fiscal 2023. Unpaid interest on the Earnout Note was waived in exchange for the early payment. Interest income on the LED Notes is excluded because Wolfspeed believes it is not reflective of the ongoing operating results of Wolfspeed's business.
Loss on Wafer Supply Agreement. In connection with the completed sale of the LED Products business unit to SMART, the Company entered into a Wafer Supply and Fabrication Services Agreement (the Wafer Supply Agreement), pursuant to which the Company supplies CreeLED with certain Silicon Carbide materials and fabrication services for up to four years. Wolfspeed excludes the financial impact of this agreement because Wolfspeed believes it is not reflective of the ongoing operating results of Wolfspeed's business.
Income tax adjustment. This amount reconciles GAAP tax (benefit) expense to a calculated non-GAAP tax (benefit) expense utilizing a non-GAAP tax rate. The non-GAAP tax rate estimates an appropriate tax rate if the listed non-GAAP items were excluded. This reconciling item adjusts non-GAAP net (loss) income to the amount it would be if the calculated non-GAAP tax rate was applied to non-GAAP (loss) income before income taxes.
Wolfspeed may incur some of these same expenses, including income taxes associated with these expenses, in future periods.
In addition to the non-GAAP measures discussed above, Wolfspeed also uses free cash flow as a measure of operating performance and liquidity. Free cash flow represents operating cash flows less net purchases of property and equipment and patent and licensing rights. Wolfspeed considers free cash flow to be an operating performance and a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, a portion of which can then be used to, among other things, invest in Wolfspeed's business, make strategic acquisitions and strengthen the balance sheet. A limitation of the utility of free cash flow as a measure of operating performance and liquidity is that it does not represent the residual cash flow available to the company for discretionary expenditures, as it excludes certain mandatory expenditures such as debt service.

WOLFSPEED, INC.
Reconciliation of GAAP to Non-GAAP Measures
(in millions of U.S. Dollars, except per share amounts and percentages)
(unaudited)

Non-GAAP Gross Margin

	Three months ended		Six months ended
	December 25, 2022	December 26, 2021	December 25, 2022	December 26, 2021
GAAP gross profit	$66.9	$57.0	$146.8	$106.4
GAAP gross margin percentage	31%	33%	32%	32%
Adjustments:
Stock-based compensation expense	5.8	4.2	11.9	7.3
Non-GAAP gross profit	$72.7	$61.2	$158.7	$113.7
Non-GAAP gross margin percentage	34%	35%	35%	34%

Non-GAAP Operating Loss

	Three months ended		Six months ended
	December 25, 2022	December 26, 2021	December 25, 2022	December 26, 2021
GAAP operating loss	($91.3)	($60.9)	($167.0)	($126.6)
GAAP operating loss percentage	(42)%	(35)%	(37)%	(38)%
Adjustments:
Stock-based compensation expense:
Cost of revenue, net	5.8	4.2	11.9	7.3
Research and development	5.1	2.6	8.6	5.0
Sales, general and administrative	10.3	8.6	22.7	17.7
Total stock-based compensation expense	21.2	15.4	43.2	30.0
Amortization or impairment of acquisition-related intangibles	2.8	3.6	5.7	7.2
Factory start-up costs	37.6	11.0	76.0	19.6
Project, transformation and transaction costs	4.5	3.4	7.5	6.3
Restructuring costs	0.2	2.1	0.2	4.7
Non-restructuring related executive severance	0.3	—	1.3	—
Total adjustments to GAAP operating loss	66.6	35.5	133.9	67.8
Non-GAAP operating loss	($24.7)	($25.4)	($33.1)	($58.8)
Non-GAAP operating loss percentage	(11)%	(15)%	(7)%	(18)%

Non-GAAP Non-Operating Income (Expense), net

	Three months ended		Six months ended
	December 25, 2022	December 26, 2021	December 25, 2022	December 26, 2021
GAAP non-operating income (expense), net	$0.8	($27.8)	$50.5	($31.9)
Adjustments:
Gain on arbitration proceedings	(0.9)	—	(50.3)	—
Loss on debt extinguishment related the conversion of 2023 Notes	—	24.8	—	24.8
Amortization of discount and debt issuance costs, net of capitalized interest	1.6	3.9	2.9	9.0
Interest income on transaction-related note receivables	—	(1.1)	—	(2.2)
Loss on Wafer Supply Agreement	2.6	0.1	2.5	0.9
Non-GAAP non-operating income (expense), net	$4.1	($0.1)	$5.6	$0.6

Non-GAAP Net Loss

	Three months ended		Six months ended
	December 25, 2022	December 26, 2021	December 25, 2022	December 26, 2021
GAAP net loss	($90.9)	($96.7)	($117.1)	($166.8)
Adjustments:
Stock-based compensation expense	21.2	15.4	43.2	30.0
Amortization or impairment of acquisition-related intangibles	2.8	3.6	5.7	7.2
Factory start-up costs	37.6	11.0	76.0	19.6
Project, transformation and transaction costs	4.5	3.4	7.5	6.3
Restructuring costs	0.2	2.1	0.2	4.7
Non-restructuring related executive severance	0.3	—	1.3	—
Gain on arbitration proceedings	(0.9)	—	(50.3)	—
Loss on debt extinguishment related the conversion of 2023 Notes	—	24.8	—	24.8
Amortization of discount and debt issuance costs, net of capitalized interest	1.6	3.9	2.9	9.0
Interest income on transaction-related note receivables	—	(1.1)	—	(2.2)
Loss on Wafer Supply Agreement	2.6	0.1	2.5	0.9
Total adjustments to GAAP net loss before provision for income taxes	69.9	63.2	89.0	100.3
Income tax adjustment - benefit (expense)	6.8	14.9	9.0	24.1
Non-GAAP net loss	($14.2)	($18.6)	($19.1)	($42.4)

Non-GAAP diluted loss per share	($0.11)	($0.16)	($0.15)	($0.36)
Non-GAAP weighted average shares (in thousands)	124,344	117,218	124,190	117,068

Free Cash Flow

	Three months ended		Six months ended
	December 25, 2022	December 26, 2021	December 25, 2022	December 26, 2021
Net cash used in operating activities	($67.0)	($32.5)	($79.7)	($95.0)
Less: PP&E spending, net of reimbursements from long-term incentive agreement	(102.7)	(142.3)	(167.1)	(350.8)
Less: Patents spending	(1.4)	(1.6)	(2.9)	(2.6)
Total free cash flow	($171.1)	($176.4)	($249.7)	($448.4)

WOLFSPEED, INC.
Business Outlook Unaudited GAAP to Non-GAAP Reconciliation

Three Months Ended
(in millions of U.S. Dollars)	March 26, 2023
GAAP net loss outlook range	($88) to ($81)
Adjustments:
Stock-based compensation expense	20
Amortization or impairment of acquisition-related intangibles	3
Factory start-up and underutilization costs	25
Amortization of debt issuance costs, net of capitalized interest	2
Project, transformation and transaction costs	7
Loss on Wafer Supply Agreement	4
Total adjustments to GAAP net loss before provision for income taxes	61
Income tax adjustment	5 to 7
Non-GAAP net loss outlook range	($20) to ($15)

Contact:
Tyler Gronbach
Wolfspeed, Inc.
Vice President, Investor Relations
Phone: 919-407-4820
investorrelations@wolfspeed.com

Source: Wolfspeed, Inc.